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                                                                 EXHIBIT 4(p)(i)


                                 Amendment No. 1

                                     to the

                 Warrant Agreement dated as of November 4, 2002

                                 by and between

                        New York Community Bancorp, Inc.

                                       and

                   Wilmington Trust Company, as Warrant Agent



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        This Amendment No. 1  (this "Amendment No. 1") to the Warrant  Agreement dated as of November 4, 2002 (the "Warrant Agreement") by and between New York Community Bancorp, Inc. (the "Company") and Wilmington Trust Company, as Warrant Agent is made and entered into as of April 15, 2003.

                                   WITNESSETH:

                                    ARTICLE I

        WHEREAS, the Company has executed and delivered the Warrant Agreement and issued Warrants pursuant thereto;

        WHEREAS, Section 8.1(a) of the Warrant Agreement provides that, without the consent of Holders, the Company and the Warrant Agent may amend the Warrant Agreement, among other things, to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provision, or to make any other provision with respect to matters or questions arising under the Warrant Agreement that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the Holders; and

        WHEREAS, all capitalized terms used in this Amendment No. 1 and not specifically defined herein shall have the meaning ascribed to such terms in the Warrant Agreement;

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Warrant Agent agree that the Warrant Agreement shall be amended by amending Section 3.4 of the Warrant Agreement to add the following paragraph:

        Section 3.4 Redemption Procedures
                    ---------------------

                                    * * * * *
        (e) The Company may not redeem the Warrants without the prior approval of the Federal Reserve.

                                   ARTICLE II

        2.1     Effectiveness.  This  Amendment  No. 1  shall  become  effective
                -------------
immediately  upon  its  execution  and  delivery  by the Company and the Warrant
Agent.

        2.2     Confirmation.  This  Amendment  No. 1  and the Warrant Agreement
                ------------
shall henceforth be read together. Except as expressly set forth herein, the Warrant Agreement shall remain unchanged and is in all respect confirmed and preserved.

        2.3     Counterparts.   This  Amendment  No.  1   may  be  executed   in
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counterparts,  each  of  which  shall  be  deemed  an original, but all of which together shall constitute one instrument.

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        2.4     Governing Law.   This  Amendment  No.  1  and  the rights of the
                -------------
parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

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        IN  WITNESS  WHEREOF,  New  York Community Bancorp, Inc. and the Warrant
Agent have duly authorized and executed this Amendment No. 1 as of the day and year first written above.


                                     NEW YORK COMMUNITY BANCORP,
                                     INC.

                                     By: /s/ Anthony E. Burke
                                         ---------------------------------------
                                     Name:   Anthony E. Burke
                                     Title:  Senior Executive Vice President and
                                                Chief Operating Officer


                                      WILMINGTON TRUST COMPANY, as Warrant Agent


                                      By: /s/ Christopher J. Slaybaugh
                                          --------------------------------------
                                      Name: Christopher J. Slaybaugh
                                      Title: Financial Services Officer